Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of The AES Corporation on Form S-8 and the of our reports dated January 30, 1997, except for Note 13, as to which the date is February 18, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1996, and to the reference to us under the heading
"Experts" in the Prospectus, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Washington, D.C.
April 30, 1997